Randall C. Stuewe, Chairman and CEO Patrick C. Lynch, EVP Chief Financial Officer Melissa A. Gaither, VP IR and Global Communications First Quarter 2017 Earnings Conference Call May 12, 2017 Exhibit 99.2

2 This presentation contains “forward-looking” statements regarding the business operations and prospects of Darling Ingredients Inc., including its Diamond Green Diesel joint venture, and industry factors affecting it. These statements are identified by words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “could,” “may,” “will,” “should,” “planned,” “potential,” “continue,” “momentum,” “assumption,” and other words referring to events that may occur in the future. These statements reflect Darling Ingredient’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, each of which could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, among others, existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas emissions that adversely affect programs like the Renewable Fuel Standards Program (RFS2), low carbon fuel standards (LCFS) and tax credits for biofuels both in the Unites States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of Bird Flu including, but not limited to H5N1 flu, bovine spongiform encephalopathy (or "BSE"), porcine epidemic diarrhea ("PED") or other diseases associated with animal origin in the United States or elsewhere; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign regulations (including, without limitation, China) affecting the industries in which the Company operates or its value added products (including new or modified animal feed, Bird Flu, PED or BSE or similar or unanticipated regulations); risks associated with the renewable diesel plant in Norco, Louisiana owned and operated by a joint venture between Darling Ingredients and Valero Energy Corporation, including possible unanticipated operating disruptions and issues related to the announced expansion project; difficulties or a significant disruption in our information systems or failure to implement new systems and software successfully, including our ongoing enterprise resource planning project; risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer- sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere; uncertainty regarding the likely exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. Other risks and uncertainties regarding Darling Ingredients Inc., its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling Ingredients Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. Safe Harbor Statement

3 $50 $60 $70 $80 $90 $100 $110 $120 $130 Quarterly Adjusted EBITDA 1Q16 2Q16 3Q16 4Q16 1Q17 $124.0 $106.2 $98.9 $106.2 $102.5 Gross Profit and Margin $ 1 8 0 .7 $ 2 0 0 .2 $ 1 8 2 .7 $ 1 9 2 .8 $ 1 9 0 .4 $140 $150 $160 $170 $180 $190 $200 $210 1Q16 2Q16 3Q16 4Q16 1Q17 Gross Profit 22.8% 21.7% % Gross Margin 21.4% 21.6% 1Q 2017 Overview $ in millions $ in millions $ in millions Strong Free Cash Flow Generation Adjusted EBITDA is a Non-U.S. GAAP Measure (See slide 16) $98.9 $112.8 $102.5 $53.4 $75.3 $62.3 $45.5 $37.5 $40.2 $0 $20 $40 $60 $80 $100 $120 1Q 2016 4Q 2016 1Q 2017 Adjusted EBITDA Capex Free Cash Flow (Adjusted EBITDA after Capex) $98.9 $112.8 23.2% • Net sales - $880.1 million – Up 13% from 1Q 2016 • Net income - $5.8 million • EPS at $0.04 per diluted share • Adjusted EBITDA - $102.5 million • DGD joint venture EBITDA - $5.0 million (Darling’s share) First Quarter Earnings Summary

4 Q1 2017 Overview Year over Year • Global volumes up 4.3% over Q1 2016 • Global pricing increased across most business lines • Food segment reduction related to challenges in South American gelatin business • SG&A expense higher due to incremental one time administrative cost related to equity award accounting • Received $25mm partner dividend from Diamond Green Diesel (DGD) • Working Capital steady for the quarter Sequential • Consistent and improved performances across Feed and Food segments • Fuel segment one-time items recorded in Q4 2016 and absence of the blenders tax credit Consolidated Earnings US$ (millions) except per share price Q1 2016 Q2 2016 Q3 2016 Q4 2016 Total 2016 Q1 2017 Revenue 779.6$ 877.3$ 853.9$ 887.3$ 3,398.1$ 880.1$ Gross Margin 180.7 200.2 182.7 192.8 756.4 190.4 Gross Margin % 23.2% 22.8% 21.4% 21.7% 22.3% 21.6% SG&A 81.5 76.2 76.5 79.9 314.0 87.9 SG&A Margin % 10.5% 8.7% 9.0% 9.0% 9.2% 10.0% Operating Income 26.7 54.5 35.5 35.4 152.1 31.4 EBITDA(1) 98.9 124.0 106.2 112.8 441.9 102.5 EBITDA Margin % 12.7% 14.1% 12.4% 12.7% 13.0% 11.6% Net income attributable to Darling 1.1$ 32.0$ 28.7$ 40.5$ 102.3$ 5.8$ Earnings per shar (fully diluted) 0.01$ 0.19$ 0.17$ 0.25$ 0.62$ 0.04$ (1) Does not inlcude Unco s lidated Subsidiaries EBITDA.

Key Drivers– Q1 2017 5 Non-GAAP EBITDA Margin Feed Note: Cost of Sales includes raw material costs, collection costs and factory costs. EBITDA Bridge Q4-2016 to Q1-2017 (millions) Feed Segment $74.5$74.6 $19.0 $73.9 0 20 40 60 80 100 EBITDA Q1 17 FX Impact ($0.1) Adjusted EBITDA Other ($3.4) Cost of Sales ($11.3) Volumes ($3.6) Price / Yield EBITDA Q4 16 0 2 4 6 8 10 12 14 16 18 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 15.4% 14.8% 13.7%12.2% 13.5% • Global raw material volumes remain strong both year over year and sequentially • Strong global demand for fat, especially Europe • North American fat prices strong but were offset by lagging meat and bone meal prices • North American specialty businesses experienced slow demand in Jan and Feb but have since returned to expected levels US$ and metric tons (millions) Q1 2016 Q2 2016 Q3 2016 Q4 2016 Total 2016 Q1 2017 Revenue $476.2 $543.0 $531.4 $538.5 $2,089.1 $552.6 Gross Margin 103.5 126.8 117.8 116.2 464.3 120.0 Gross Margin % 21.7% 23.4% 22.2% 21.6% 22.2% 21.7% SG&A 45.3 43.3 38.9 42.1 169.6 45.5 SG&A Margin % 9.5% 8.0% 7.3% 7.8% 8.1% 8.2% Operating Income 13.9 41.4 35.2 25.3 115.8 30.8 EBITDA (1) $58.3 $83.5 $78.9 $73.9 $294.6 $74.5 Raw Material Processed (million metric tons) 1.97 1.97 1.97 2.06 7.97 2.05 (1) Does not include Unconsolidated Subsidiaries EBITDA.

Note: Cost of Sales includes raw material costs, collection costs and factory costs. Non-GAAP EBITDA Margin Food Key Drivers– Q1 2017 • Rousselot gelatin business delivered a steady performance in China and Europe with slight seasonality in NA and challenges in South America • Sonac edible fats held margins despite weakening palm oil markets • CTH casings business delivers strong performance on tightening of markets due to shrinking Chinese hog heard and strong demand 6 EBITDA Bridge Q4-2016 to Q1-2017 (millions) Food Segment $31.7 $32.1 $10.0 $30.0 $1.3 0 5 10 15 20 25 30 35 EBITDA Q1 17 FX Impact ($0.4) Adjusted EBITDA OtherCost of Sales Volumes ($1.5) Price / Yield ($7.7) EBITDA Q4 16 4 6 8 10 12 14 16 18 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 15.6% 13.7% 9.7% 10.7% 11.8% US$ and metric tons (millions) Q1 2016 Q2 2016 Q3 2016 Q4 2016 Total 2016 Q1 2017 Revenue $247.9 $272.1 $262.0 $279.9 $1,061.9 $267.8 Gross Margin 62.3 57.8 50.7 56.7 227.5 56.8 Gross Margin % 25.1% 21.3% 19.3% 20.3% 21.4% 21.2% SG&A 23.8 20.5 25.4 26.5 96.2 25.1 SG&A Margin % 9. % 7.5% 9.7% 9.5% 9.1% 9.4% Operating Income 21.9 19.7 7.9 11.7 61.2 14.1 EBITDA $38.6 $37.4 $25.3 $30.0 $131.3 $31.7 Raw Material Proc ed (million metric tons) 0.27 0.27 0.26 0.28 1.08 0.27

Key Drivers– Q1 2017 • Absence of the blenders tax credit in 2017 vs 2016 • Sequential difference also related to an insurance settlement and Rendac tariff true-up in Q4 2016 • Ecoson biophosphate plant back on line and gaining momentum • North American biodiesel operating at small losses Non-GAAP EBITDA Margin Fuel 7 Note: Cost of Sales includes raw material costs, collection costs and factory costs. EBITDA Bridge Q4-2016 to Q1-2017 (millions) Fuel Segment $10.4 $10.5 $18.0 $2.5 0 5 10 15 20 Adjusted EBITDA EBITDA Q4 16 Cost of Sales Other ($1.4) ($0.1) ($3.3) ($5.3) FX ImpactVolumes EBITDA Q1 17 Price / Yield 0 5 10 15 20 25 30 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Q1 2017 21.4% 26.2% 23.4% 22.2% 17.4% US$ and metric tons (millions) Q1 2016 Q2 2016 Q3 2016 Q4 2016 Total 2016 Q1 2017 Revenue $55.6 $62.3 $60.4 $68.8 $247.1 $59.7 Gross Margin 14.9 15.6 14.2 19.9 64.6 13.6 Gross Margin % 26.8% 25.0% 23.5% 28.9% 26.1% 22.9% SG&A 1.9 1.8 1.3 1.9 6.9 3.3 SG&A Margin % 3.4% 2.9% 2.2% 2.8% 2.8% 5.5% Operating Income 6.1 6.6 6.0 10.5 29.2 3.5 EBITDA (1) $13.0 $13.8 $12.9 $18.0 $57.7 $10.4 Raw Material Proce sed * (million metric tons) 0.28 0.30 0.29 0.31 1.18 0.30 (1) Does not include DGD EBITDA. * Excludes raw materia processed at the DGD joint venture.

• Absence of the blenders tax credit affecting year over year comparison • Second major maintenance turnaround completed in approximately 18 days • Issued partner dividend of $25 million each in February 2017 • Q1 2017 EBITDA: $10.1 million entity level or $5.0 million Darling’s share • Current total debt in JV stands at $66.5 million. Total cash of $159.5 million at the end of March 2017. • Major expansion from 160 million gallons annually of renewable diesel to 275 million gallons still on schedule for construction and commissioning expected to be completed in Q2-2018. 8 Diamond Green Diesel (DGD) – 50/50 JV with Valero US$ (millions) Q1 2016 Q2 2016 Q3 2016 Q4 2016 Total 2016 Q1 2017 EBITDA (Darling's share) $9.6 $18.3 $22.5 $36.7 $87.2 $5.0 Gallons Produced 28.5 43.8 43.8 42.0 158.1 32.0 Gallons Shipped 29.1 42.7 42.5 46.6 160.9 32.7 Diamond Green Diesel (50% Joint Venture)

Balance Sheet Highlights Leverage Ratios 9 Debt Summary Balance Sheet Highlights and Debt Summary April 1, 2017 Actual Credit Agreement Total Debt to EBITDA: 3.46 5.50 (US$, in thousands) April 1, 2017 Cash (includes restricted cash of $282) 139,162$ Accounts receivable 389,864 Total Inventories 342,114 Net working capital 475,507 Net property, plant and equipment 1,532,583 Total assets 4,719,661 Total debt 1,752,461 Shareholders' equity 2,103,837$ (US$, in thousands) April 1, 2017 Amended Credit Agreement Revolving Credit Facility -$ Term Loan A 119,835 Term Loan B 576,076 5.375% Sen or No es due 2022 492,667 4.750% Euro Senior Notes due 2022 541,639 Other Notes and Obligations 22,244 Total Debt: 1,752,461$

Appendix – Additional Information

11Feed Segment - Historical US$ and metric tons (millions) Q1 2015 Q2 2015 Q3 2015 Q4 2015 Total 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Total 2016 Q1 2017 Revenue $547.5 $529.4 $525.2 $472.2 $2,074.3 $476.2 $543.0 $531.4 $538.5 $2,089.1 $552.6 Gross Margin 123.5 124.5 116.2 96.7 460.9 103.5 126.8 117.8 116.2 464.3 120.0 Gross Margin % 22.6% 23.5% 22.1% 20.5% 22.2% 21.7% 23.4% 22.2% 21.6% 22.2% 21.7% SG&A 48.0 48.7 39.7 42.2 178.6 45.3 43.3 38.9 42.1 169.6 45.5 SG&A Margin % 8.8% 9.2% 7.6% 8.9% 8.6% 9.5% 8.0% 7.3% 7.8% 8.1% 8.2% Operating Income 35.4 35.4 35.6 10.1 116.5 13.9 41.4 35.2 25.3 115.8 30.8 EBITDA $75.5 $75.9 $76.5 $54.4 $282.3 $58.3 $83.5 $78.9 $73.9 $294.6 $74.5 EBITDA Margin % 13.8% 14.3% 14.6% 11.5% 13.6% 12.2% 15.4% 14.8% 13.7% 14.1% 13.5% Raw Material Processed (millions of metric tons) 1.87 1.83 1.86 1.89 7.45 1.97 1.97 1.97 2.06 7.97 2.05

12

Feed Ingredients Segment

Change in Net Sales – Three Months Ended (Sequential 4Q16 over 1Q17)

Change in Net Sales - 4Q16 to 1Q17	Rendering Sales: Fats	Rendering Sales: Proteins	Rendering Sales: Other (1)	Rendering Sales: Total Rendering	Used Cooking Oil	Bakery	Other (2)	Total
Net Sales Three Months Ended December 31, 2016	$ 151.1	$ 192.9	$ 69.1	$ 413.1	$ 47.7	$ 55.7	$ 22.1	$ 538.6
Changes:								
Increase/(Decrease) in sales volumes	(1.2)	(4.3)	-	(5.5)	0.9	(0.7)	-	(5.3)
Increase/(Decrease) in finished product prices	8.4	10.3	-	18.7	(4.6)	1.1	-	15.2
Decrease due to currency exchange rates	(0.3)	(0.7)	(0.6)	(1.6)	-	-	-	(1.6)
Other change	-	-	5.1	5.1	-	-	0.6	5.7
Total Change:	6.9	5.3	4.5	16.7	(3.7)	0.4	0.6	14.0
Net Sales Three Months Ended April 1, 2017	$ 158.0	$ 198.2	$ 73.6	$ 429.8	$ 44.0	$ 56.1	$ 22.7	$ 552.6

Change in Net Sales - Year over Year (1Q 2016 over 1Q 2017)

Change in Net Sales - 1Q16 to 1Q17	Rendering Sales: Fats	Rendering Sales: Proteins	Rendering Sales: Other (1)	Rendering Sales: Total Rendering	Used Cooking Oil	Bakery	Other (2)	Total
Net Sales Three Months Ended April 2, 2016	$ 125.3	$ 172.0	$ 66.6	$ 363.9	$ 34.4	$ 54.5	$ 23.4	$ 476.2
Changes:								
Increase/(Decrease) in sales volumes	13.0	17.3	-	30.3	(0.8)	0.4	-	29.9
Increase/(Decrease) in finished product prices	20.3	10.6	-	30.9	10.5	1.2	-	42.6
Decrease due to currency exchange rates	(0.6)	(1.7)	(1.6)	(3.9)	(0.1)	-	-	(4.0)
Other change	-	-	8.6	8.6	-	-	(0.7)	7.9
Total Change:	32.7	26.2	7.0	65.9	9.6	1.6	(0.7)	76.4
Net Sales Three Months Ended April 1, 2017	$ 158.0	$ 198.2	$ 73.6	$ 429.8	$ 44.0	$ 56.1	$ 22.7	$ 552.6

(1) Rendering Net Sales- Other category includes hides, pet food, and service charges
(2) Other Net Sales category includes trap services, industrial residual services and organic fertilizer

DARLING INGREDIENTS

13

Jacobsen, Wall Street Journal and Thomson Reuters
Historical Pricing

2017 Finished Product Pricing	2017 Average Jacobsen Prices (USD)				
Feed Segment Ingredients	January	February	March	Q1 Avg.	April
Bleachable Fancy Tallow - Chicago Renderer / cwt	$32.00	$31.68	$30.50	$31.35	$30.74
Yellow Grease - Illinois / cwt	$23.42	$23.70	$24.16	$23.78	$24.61
Meat and Bone Meal - Ruminant - Illinois / ton	$258.03	$289.74	$273.91	$270.69	$268.82
Poultry By-Product Meal - Feed Grade - Mid South/ton	$290.00	$293.68	$280.00	$287.42	$284.74
Poultry By-Product Meal - Pet Food - Mid South/ton	$648.68	$615.13	$644.02	$635.89	$699.34
Feathermeal - Mid South / ton	$455.00	$431.84	$386.74	$422.94	$383.95

2017 Cash Corn Pricing	2017 Average Wall Street Journal Prices (USD)				
Competing Ingredient for Bakery Feeds and Fats	January	February	March	Q1 Avg.	April
Corn - Track Central IL #2 Yellow / bushel	$3.46	$3.49	$3.41	$3.45	$3.38

2017 European Benchmark Pricing	2017 Average Thomson Reuters Prices (USD)				
Palm Oil - Competing ingredient for edible fats in Food Segment Soy meal - Competing ingredient for protein meals in Feed Segment	January	February	March	Q1 Avg.	April
Palm oil - CIF Rotterdam / metric ton	$804	$772	$719	$765	$672
Soy meal - CIF Rotterdam / metric ton	$371	$374	$359	$368	$347

Comparison	*QTR. Over QTR.*			*Year Over Year*		
	Q4-2016	Q1-2017	%	Q1-2016	Q1-2017	%
Average Jacobsen Prices (USD)	Avg.	Avg.	Change	Avg.	Avg.	Change
Bleachable Fancy Tallow - Chicago Renderer / cwt	$30.77	$31.35	1.9%	$27.07	$31.35	15.8%
Yellow Grease - Illinois / cwt	$23.05	$23.78	3.2%	$21.25	$23.78	11.9%
Meat and Bone Meal - Ruminant - Illinois / ton	$223.24	$270.69	21.3%	$220.98	$270.69	22.5%
Poultry By-Product Meal - Feed Grade - Mid South / ton	$281.43	$287.42	2.1%	$249.10	$287.42	15.4%
Poultry By-Product Meal - Pet Food - Mid South / ton	$571.09	$635.89	11.3%	$506.31	$635.89	25.6%
Feathermeal - Mid South / ton	$356.91	$422.94	18.5%	$277.21	$422.94	52.6%
Average Wall Street Journal Prices (USD)						
Corn - Track Central IL #2 Yellow / bushel	$3.30	$3.45	4.5%	$3.55	$3.45	-2.8%
Average Thomson Reuters Prices (USD)						
Palm oil - CIF Rotterdam / metric ton	$752	$765	1.7%	$632	$765	21.0%
Soy meal - CIF Rotterdam / metric ton	$360	$368	2.2%	$328	$368	12.2%

2016 Finished Product Pricing	2016 Average Jacobsen Prices (USD)																
Feed Segment Ingredients	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Bleachable Fancy Tallow - Chicago Renderer / cwt	$23.53	$27.10	$30.09	$27.07	$32.93	$32.81	$31.64	$32.57	$29.95	$28.00	$28.00	$28.59	$28.43	$32.00	$32.00	$30.77	$29.75
Yellow Grease - Illinois / cwt	$19.03	$20.89	$23.51	$21.25	$26.40	$27.56	$25.95	$26.77	$24.54	$23.86	$23.71	$24.01	$23.31	$22.76	$22.96	$23.05	$23.77
Meat and Bone Meal - Ruminant - Illinois / ton	$184.74	$198.38	$272.84	$220.98	$314.17	$305.00	$356.59	$328.26	$378.75	$325.98	$272.02	$325.56	$230.00	$219.88	$217.26	$223.24	$274.51
Poultry By-Product Meal - Feed Grade - Mid South/ton	$247.11	$235.00	$263.64	$249.10	$308.10	$296.79	$307.73	$305.58	$380.88	$392.83	$313.33	$364.37	$277.50	$277.50	$288.21	$281.43	$300.12
Poultry By-Product Meal - Pet Food - Mid South/ton	$498.03	$497.50	$521.48	$506.31	$573.81	$505.83	$588.64	$557.81	$649.38	$596.30	$534.17	$593.47	$533.33	$551.25	$628.45	$571.09	$557.17
Feathermeal - Mid South / ton	$255.39	$244.88	$325.45	$277.21	$409.88	$319.05	$342.73	$358.91	$476.88	$452.61	$362.98	$432.57	$325.00	$344.25	$400.95	$356.91	$356.40

2016 Cash Corn Pricing	2016 Average Wall Street Journal Prices (USD)																
Competing Ingredient for Bakery Feeds and Fats	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Corn - Track Central IL #2 Yellow / bushel	$3.58	$3.54	$3.52	$3.55	$3.63	$3.77	$3.85	$3.75	$3.28	$3.09	$3.10	$3.16	$3.28	$3.29	$3.32	$3.30	$3.44

European Benchmark Pricing	2016 Average Thomson Reuters Prices (USD)																
2016	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
Palm oil - CIF Rotterdam / metric ton	$565	$646	$686	$632	$720	$702	$684	$702	$648	$719	$749	$705	$718	$748	$789	$752	$697.75
Soy meal - CIF Rotterdam / metric ton	$339	$326	$320	$328	$341	$420	$465	$409	$439	$399	$372	$403	$363	$358	$360	$360	$375.08

DARLING INGREDIENTS

14Food Segment - Historical US$ and metric tons (millions) Q1 2015 Q2 2015 Q3 2015 Q4 2015 Total 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 Total 2016 Q1 2017 Revenue $270.2 $283.4 $269.2 $272.1 $1,094.9 $247.9 $272.1 $262.0 $279.9 $1,061.9 $267.8 Gross Margin 53.5 60.2 54.8 62.9 231.4 62.3 57.8 50.7 56.7 227.5 56.8 Gross Margin % 19.8% 21.2% 20.4% 23.1% 21.1% 25.1% 21.3% 19.3% 20.3% 21.4% 21.2% SG&A 25.5 27.9 26.1 23.8 103.3 23.8 20.5 25.4 26.5 96.2 25.1 SG&A Margin % 9.4% 9.8% 9.7% 8.7% 9.4% 9.6% 7.5% 9.7% 9.5% 9.1% 9.4% Operating Income 10.8 15.5 11.6 23.3 61.2 21.9 19.7 7.9 11.7 61.2 14.1 EBITDA $28.0 $32.3 $28.7 $39.1 $128.1 $38.6 $37.4 $25.3 $30.0 $131.3 $31.7 EBITDA Margin % 10.4% 11.4% 10.7% 14.4% 11.7% 15.6% 13.7% 9.7% 10.7% 12.4% 11.8% Raw Material Processed (millions of metric tons) 0.27 0.28 0.26 0.26 1.07 0.27 0.27 0.26 0.28 1.08 0.27

Fuel Segment - Historical

15

US$ and metric tons (millions)	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Total 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Total 2016	Q1 2017
Revenue	$57.0	$46.5	$59.3	$65.4	$228.2	$55.6	$62.3	$60.4	$68.8	$247.1	**$59.7**
Gross Margin	13.2	6.3	11.4	20.2	51.1	14.9	15.6	14.2	19.9	64.6	**13.6**
Gross Margin %	23.1%	13.5%	19.2%	30.9%	22.4%	26.8%	25.0%	23.5%	28.9%	26.1%	**22.9%**
SG&A	4.0	(2.3)	4.5	1.1	7.3	1.9	1.8	1.3	1.9	6.9	**3.3**
SG&A Margin %	7.0%	-4.9%	7.6%	1.7%	3.2%	3.4%	2.9%	2.2%	2.8%	2.8%	**5.5%**
Operating Income	2.5	2.0	0.2	12.5	17.2	6.1	6.6	6.0	10.5	29.2	**3.5**
EBITDA	9.1	8.6	7.0	19.2	43.9	13.0	13.8	12.9	18.0	57.7	**10.4**
Pro forma Adjusted EBITDA (1)	$10.2	$10.6	$9.1	$14.0	$43.9	$13.0	$13.8	$12.9	$18.0	$57.7	**$12.2**
EBITDA Margin %	16.0%	18.5%	11.8%	29.4%	19.2%	23.4%	22.2%	21.4%	26.2%	23.4%	**17.4%**
Raw Material Processed * (millions of metric tons)	0.30	0.29	0.27	0.31	1.17	0.28	0.30	0.29	0.31	1.18	**0.30**

***Excludes raw material processed at the DGD joint venture.**

Diamond Green Diesel (50% Joint Venture)

US$ (millions)	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Total 2015	Q1 2016	Q2 2016	Q3 2016	Q4 2016	Total 2016	Q1 2017
EBITDA (Darling's share)	$2.3	$7.9	($8.3)	$86.6	$88.5	$9.6	$18.3	$22.5	$36.7	$87.2	**$5.0**
Pro forma Adjusted EBITDA (1)	$19.6	$30.2	$11.7	$27.0	$88.5	$9.6	$18.3	$22.5	$36.7	$87.2	**$21.4**

(1) Pro forma Adjusted EBITDA assumes blenders tax credit was received during quarters earned in 2015 and Q1 2017 for comparison to 2016 when the blenders tax credit was prospective.








DARLING INGREDIENTS

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity, and is not intended to be a presentation in accordance with GAAP. Adjusted EBITDA is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Since EBITDA (generally, net income plus interest expenses, taxes, depreciation and amortization) is not calculated identically by all companies, this presentation may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated in this presentation and represents, for any relevant period, net income/(loss) plus depreciation and amortization, goodwill and long-lived asset impairment, interest expense, (income)/loss from discontinued operations, net of tax, income tax provision, other income/(expense) and equity in net loss of unconsolidated subsidiary. Management believes that Adjusted EBITDA is useful in evaluating the Company’s operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance. As a result, the Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities and 5.375% Notes and 4.75% Notes that were outstanding at April 1, 2017. However, the amounts shown in this presentation for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities and 5.375% Notes and 4.75% Notes, as those definitions permit further adjustments to reflect certain other non-recurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange impact on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization. 16 Non-U.S. GAAP Measures

Adjusted EBITDA

17

Adjusted EBITDA and Pro Forma Adjusted EBITDA *(US$ in thousands)*	Three Months Ended - Sequential		Three Months Ended - Year over Year	
	April 1, 2017	December 31, 2016	April 1, 2017	April 2, 2016
Net income/(loss) attributable to Darling	$ 5,829	$ 40,541	$ 5,829	$ 1,079
Depreciation and amortization	71,114	77,468	71,114	72,256
Interest expense	21,680	22,439	21,680	23,901
Income tax expense/(benefit)	1,818	6,213	1,818	1,863
Foreign currency (gain)/loss	264	(387)	264	2,603
Other expense, net	960	(1,819)	960	1,305
Equity in net (income)/loss of unconsolidated subsidiaries	(706)	(32,746)	(706)	(5,643)
Net income attributable to noncontrolling interests	1,569	1,139	1,569	1,584
Adjusted EBITDA	$ 102,528	$ 112,848	$ 102,528	$ 98,948
Acquisition and integration-related expenses	-	-	-	331
Pro forma Adjusted EBITDA (Non-GAAP)	$ 102,528	$ 112,848	$ 102,528	$ 99,279
Foreign currency exchange impact *(1)*	583	-	1,832	-
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$ 103,111	$ 112,848	$ 104,360	$ 99,279
DGD Joint Venture Adjusted EBITDA (Darling's Share)	$ 5,037	$ 36,721	$ 5,037	$ 9,629

(1) Foreign currency exchange rates held constant for comparable quarters (€1.00:USD$1.10 rate April 2, 2016 quarter; €1.00:USD $1.08 rate December 31, 2016 quarter).

Note: See slide 16 for information regarding Darling's use of Non-GAAP measures.

DARLING INGREDIENTS